As filed with the Securities and Exchange Commission on January 26, 2021

Registration No. 333-219326

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2170749
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

500 Cummings Center
Beverly, Massachusetts 01915
(978) 922-3080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nick Mendez
Chief Executive Officer
500 Cummings Center
Beverly, Massachusetts 01915
(978) 922-3080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark S. Opper
Adam P. Small
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following Registration Statement on Form S-3 (the “Registration Statement”) filed by American Renal Associates Holdings, Inc., a Delaware corporation (“ARA”), with the U.S. Securities and Exchange Commission (the “SEC”):

●
Registration Statement on Form S-3 (No. 333-219326), filed with the SEC on July 18, 2017, which registered the resale of up to 19,017,413 shares of ARA common stock, $0.01 par value per share, by the selling stockholders named in the prospectus therein.

On January 25, 2021, pursuant to the Agreement and Plan of Merger, dated as of October 1, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among ARA, IRC Superman Midco, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Nautic Partners, LLC, and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of IRC (“Merger Sub”), Merger Sub merged with and into ARA (the “Merger”), with ARA continuing as the surviving corporation and a wholly owned subsidiary of Parent.

In connection with the Merger, ARA is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by ARA in the Registration Statement, ARA hereby removes and withdraws from registration the securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 26, 2021.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

By:	/s/ Nick Mendez
	Name:	Nick Mendez
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.